FOR IMMEDIATE RELEASE                            CONTACT:  Glenn Bozarth
July 2, 1996                                               Mattel, Inc.
                                                           (310) 252-3521



        MATTEL SAYS EXPECTATIONS FOR 1996 FULL-YEAR ARE UNCHANGED,
                  BUT RESULTS FOR SECOND QUARTER WILL BE
                    APPROXIMATELY THE SAME AS LAST YEAR
                    -----------------------------------


LOS ANGELES, July 2 -- Mattel, Inc. today said that sales volume and earnings for the second quarter ended June 30 will be approximately the same as last year, but that these results will have no impact on the company's expectations for the year.

     "Consumer demand for our products has been excellent, with over-the-counter movement exceeding our projections," said John W. Amerman, Mattel's chairman and chief executive officer. "Traditionally, we have generated approximately two-thirds of our sales volume and three-quarters of our profit during the second half of the year. We therefore expect that full-year earnings for 1996 will increase at least 15 percent versus last year."

     Mattel, Inc. is the worldwide leader in the design, manufacture and marketing of children's toys. Headquartered in El Segundo, California, Mattel has offices and facilities in 36 countries and sells its products in more than 140 nations throughout the world.


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